Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of December 30, 2002 (this “Supplemental Indenture”), among AMI FILMS, INC., a Delaware corporation, and AMI BOOKS, INC., a Delaware corporation (collectively the “New Guarantors”), and AM AUTO WORLD WEEKLY, INC., a Delaware corporation, AMERICAN MEDIA CONSUMER ENTERTAINMENT INC., a Delaware corporation, AMERICAN MEDIA CONSUMER MAGAZINE GROUP, INC., a Delaware corporation, AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC., a Delaware corporation, AMERICAN MEDIA NEWSPAPER GROUP, INC., a Delaware corporation, AMERICAN MEDIA MINI MAGS, INC., a Delaware corporation, AMERICAN MEDIA PROPERTY GROUP, INC., a Delaware corporation, COUNTRY MUSIC MEDIA GROUP, INC., a Delaware corporation, DISTRIBUTION SERVICES, INC., a Delaware corporation, GLOBE COMMUNICATIONS CORP., a Delaware corporation, GLOBE EDITORIAL, INC., a Delaware corporation, MIRA! EDITORIAL, INC., a Delaware corporation, NATIONAL ENQUIRER, INC., a Florida corporation, NATIONAL EXAMINER, INC., a Delaware corporation, NDSI, INC., a Delaware corporation, STAR EDITORIAL, INC., a Delaware corporation, (collectively the “Existing Guarantors”), and AMERICAN MEDIA OPERATIONS, INC., a Delaware corporation (the “Company”), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company, the Existing Guarantors and the Trustee entered into an Indenture, dated as of February 14, 2002 (the “Indenture”; unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein), pursuant to which the Company issued an aggregate principal amount of $400,000,000 of 10 1/4% Series B Senior Subordinated Notes due 2009 (the “Notes”), which were guaranteed on a senior subordinated basis as to principal and interest by the Existing Guarantors;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 and Section 11.06 of the Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN MEDIA OPERATIONS, INC.

AMI FILMS, INC.

AMI BOOKS, INC.

AM AUTO WORLD WEEKLY, INC.

AMERICAN MEDIA CONSUMER ENTERTAINMENT INC.

AMERICAN MEDIA CONSUMER MAGAZINE GROUP, INC.

AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC.

AMERICAN MEDIA NEWSPAPER GROUP, INC.

AMERICAN MEDIA MINI MAGS, INC.

AMERICAN MEDIA PROPERTY GROUP, INC.

COUNTRY MUSIC MEDIA GROUP, INC.,

DISTRIBUTION SERVICES, INC.

GLOBE COMMUNICATIONS CORP.

GLOBE EDITORIAL, INC.

MIRA! EDITORIAL, INC.

NATIONAL ENQUIRER, INC.

NATIONAL EXAMINER, INC.

NDSI, INC.

STAR EDITORIAL, INC.

By	/s/ John A. Miley
Name: John A. Miley
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, as Trustee,

By	/s/ Patti A. Maner
Name: Patti A. Maner
Title: Authorized Signatory

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